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                                                               EXHIBIT 99.(d)(2)


                          FIRST AMENDMENT TO AGREEMENT
                             OF LIMITED PARTNERSHIP
                         OF SUPER 8 MOTELS NORTHWEST II,
                        A WASHINGTON LIMITED PARTNERSHIP

      This First Amendment to Agreement of Limited Partnership is made to the Certificate and Agreement of Limited Partnership (the "Partnership Agreement") of Super 8 Motels Northwest II, a Washington limited partnership (the "Partnership"), and is made by and among Gerald L. Whitcomb and Peninsula Development Services, Inc. (collectively, the "General Partner") and the limited partners, subject to the approval of the limited partners.

      The Partnership Agreement is hereby amended as follows.

      1.    A new Section 10.8 is added. It shall read as follows.

            10.8 Allocation of Gain Under the Federal Income Tax Laws. For federal income tax purposes only, gain, if any, realized by the Partnership in a cash merger shall be allocated to limited partners receiving the cash merger consideration.

      2. The Agreement as hereby amended shall continue in force and effect except as modified herein.

      The Partnership Agreement provides that the General Partner is designated as attorney-in-fact for the limited partners and may sign an amendment to the Partnership Agreement for the limited partners.

      Dated February __, 1999.


                                       GENERAL PARTNER



                                       -----------------------------------------
                                       Gerald L. Whitcomb



                                       -----------------------------------------
                                       Gerald L. Whitcomb, President and Chief
                                       Executive Officer, Peninsula Development
                                       Services, Inc.


                                       LIMITED PARTNERS



                                       -----------------------------------------
                                       Gerald L. Whitcomb, attorney-in-fact